Exhibit 99.1

Steve Madden Announces Second Quarter 2023 Results

LONG ISLAND CITY, N.Y., August 2, 2023 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the second quarter ended June 30, 2023.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Second Quarter 2023 Results

●	Revenue decreased 16.8% to $445.3 million compared to $535.0 million in the same period of 2022.
●	Gross profit as a percentage of revenue was 42.6% compared to 40.7% in the same period of 2022.
●	Operating expenses as a percentage of revenue were 32.7% compared to 28.5% in the same period of 2022. Adjusted operating expenses as a percentage of revenue were 32.6% compared to 28.2% in the same period of 2022.
●	Income from operations totaled $44.0 million, or 9.9% of revenue, compared to $65.2 million, or 12.2% of revenue, in the same period of 2022. Adjusted income from operations totaled $44.5 million, or 10.0% of revenue, compared to $67.0 million, or 12.5% of revenue, in the same period of 2022.
●	Net income attributable to Steven Madden, Ltd. was $34.5 million, or $0.46 per diluted share, compared to $48.5 million, or $0.62 per diluted share, in the same period of 2022. Adjusted net income attributable to Steven Madden, Ltd. was $34.9 million, or $0.47 per diluted share, compared to $49.8 million, or $0.63 per diluted share, in the same period of 2022.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We were pleased to deliver earnings results in line with expectations for the second quarter despite the challenging operating environment. Our performance in the quarter reflects our disciplined control of inventory and expenses, even as we continue to invest in product innovation, consumer engagement and our long-term growth initiatives. While the retail environment remains choppy, we are confident that the power of our brands and the strength of our business model position us for sustainable growth and value creation over the long term.”

Second Quarter 2023 Channel Results

Revenue for the wholesale business was $314.6 million, a 20.8% decrease compared to the second quarter of 2022, including a 19.4% decrease in wholesale footwear revenue and a 24.6% decrease in wholesale accessories/apparel revenue. Gross profit as a percentage of wholesale revenue increased to 33.6% compared to 31.6% in the second quarter of 2022 driven by margin improvement in the wholesale accessories/apparel segment.

Direct-to-consumer revenue was $128.2 million, a 5.4% decrease compared to the second quarter of 2022 driven by declines in both the brick-and-mortar and e-commerce businesses. Gross profit as a percentage of direct-to-consumer revenue was 63.7% compared to 66.4% in the second quarter of 2022 driven by increased promotional activity.

The Company ended the quarter with 242 brick-and-mortar retail stores and five e-commerce websites, as well as 22 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of June 30, 2023, cash, cash equivalents and short-term investments totaled $274.4 million. Inventory totaled $207.8 million, a 32.2% decrease compared to the second quarter of 2022.

During the second quarter of 2023, the Company spent approximately $25.8 million on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on September 25, 2023 to stockholders of record as of the close of business on September 15, 2023.

2023 Outlook

For 2023, the Company continues to expect revenue will decrease 6.5% to 8.0% compared to 2022. The Company expects diluted EPS will be in the range of $2.38 to $2.48. The Company continues to expect Adjusted diluted EPS will be in the range of $2.40 to $2.50.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, August 2, 2023, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s second quarter 2023 earnings results and 2023 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/oqycft6w beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo® and GREATS®, Steve Madden licenses footwear and handbag categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest sandals, dress shoes, fashion sneakers, boots, booties and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to, inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net sales	$442,837	$532,680	$904,574	$1,090,024
Commission and licensing fee income	2,465	2,309	4,562	4,699
Total revenue	445,302	534,989	909,136	1,094,723
Cost of sales	255,432	317,224	524,174	649,060
Gross profit	189,870	217,765	384,962	445,663
Operating expenses	145,830	152,526	294,411	282,528
Income from operations	44,040	65,239	90,551	163,135
Interest and other income/(expense) – net	1,956	(1,291)	3,976	(1,234)
Income before provision for income taxes	45,996	63,948	94,527	161,901
Provision for income taxes	10,923	15,033	22,668	38,393
Net income	35,073	48,915	71,859	123,508
Less: net income attributable to noncontrolling interest	544	455	600	535
Net income attributable to Steven Madden, Ltd.	$34,529	$48,460	$71,259	$122,973

Basic net income per share	$0.47	$0.63	$0.96	$1.60

Diluted net income per share	$0.46	$0.62	$0.95	$1.55

Basic weighted average common shares outstanding	73,613	76,556	74,053	76,902

Diluted weighted average common shares outstanding	74,883	78,714	75,361	79,190

Cash dividends declared per common share	$0.21	$0.21	$0.42	$0.42

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	June 30, 2023	December 31, 2022	June 30, 2022
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$258,056	$274,713	$150,929
Short-term investments	16,358	15,085	29,569
Accounts receivable, net of allowances	41,332	37,937	31,377
Factor accounts receivable	256,627	248,228	344,716
Inventories	207,839	228,752	306,547
Prepaid expenses and other current assets	24,282	22,989	31,047
Income tax receivable and prepaid income taxes	23,405	15,853	12,225
Total current assets	827,899	843,557	906,410
Note receivable – related party	201	401	598
Property and equipment, net	42,267	40,664	35,004
Operating lease right-of-use asset	116,871	90,264	85,608
Deposits and other	10,858	12,070	4,029
Deferred taxes	2,135	1,755	6,517
Goodwill – net	168,967	168,085	167,959
Intangibles – net	101,047	101,192	107,167
Total Assets	$1,270,245	$1,257,988	$1,313,292
LIABILITIES
Current liabilities:
Accounts payable	$130,417	$130,542	$105,130
Accrued expenses	134,469	138,523	219,005
Operating leases – current portion	36,593	29,499	31,074
Income taxes payable	7,773	9,403	14,100
Contingent payment liability – current portion	1,153	1,153	2,000
Accrued incentive compensation	7,237	11,788	8,334
Total current liabilities	317,642	320,908	379,643
Operating leases – long-term portion	96,277	79,128	76,023
Deferred tax liabilities	3,923	3,923	3,378
Other liabilities	10,686	10,166	10,930
Total Liabilities	428,528	414,125	469,974

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	824,516	831,553	833,534
Noncontrolling interest	17,201	12,310	9,784
Total stockholders’ equity	841,717	843,863	843,318
Total Liabilities and Stockholders’ Equity	$1,270,245	$1,257,988	$1,313,292

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$71,859	$123,508
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,239	12,150
Depreciation and amortization	7,257	10,471
Loss on disposal of fixed assets	193	260
Impairment of lease right-of-use asset	95	—
Deferred taxes	—	(1,936)
Accrued interest on note receivable - related party	(4)	(8)
Notes receivable - related party	204	204
Change in valuation of contingent payment liabilities	—	(4,960)
Other operating activities	26	—
Changes, net of acquisitions, in:
Accounts receivable	(3,395)	(4,564)
Factor accounts receivable	(6,256)	20,589
Inventories	22,417	(53,222)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(8,572)	(7,676)
Accounts payable and accrued expenses	(7,316)	(44,197)
Accrued incentive compensation	(4,551)	(6,537)
Leases and other liabilities	(1,939)	(3,457)
Payment of contingent consideration	—	(339)

Net cash provided by operating activities	82,257	40,286

Cash flows from investing activities:
Capital expenditures	(7,793)	(5,263)
Purchase of a trademark	—	(2,000)
Purchases of short-term investments	(11,406)	(38,951)
Maturity/sale of short-term investments	10,445	53,803

Net cash (used in)/provided by investing activities	(8,754)	7,589

Cash flows from financing activities:
Proceeds from exercise of stock options	870	415
Investment of noncontrolling interest	4,582	—
Common stock purchased for treasury	(64,235)	(77,027)
Cash dividends paid on common stock	(31,895)	(33,389)
Payment of contingent consideration	—	(4,770)
Net cash used in financing activities	(90,678)	(114,771)
Effect of exchange rate changes on cash and cash equivalents	518	(1,674)
Net decrease in cash and cash equivalents	(16,657)	(68,570)
Cash and cash equivalents – beginning of period	274,713	219,499

Cash and cash equivalents – end of period	$258,056	$150,929

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

GAAP operating expenses	$145,830	$152,526	$294,411	$282,528
Non-GAAP Adjustments	(495)	(1,713)	(1,676)	1,753
Adjusted operating expenses	$145,335	$150,813	$292,735	$284,281

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

GAAP income from operations	$44,040	$65,239	$90,551	$163,135
Non-GAAP Adjustments	495	1,713	1,676	(1,753)
Adjusted income from operations	$44,535	$66,952	$92,227	$161,382

Table 3 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

GAAP provision for income taxes	$10,923	$15,033	$22,668	$38,393
Non-GAAP Adjustments	116	399	394	(1,934)
Adjusted provision for income taxes	$11,039	$15,432	$23,062	$36,459

Table 4 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

GAAP net income attributable to Steven Madden, Ltd.	$34,529	$48,460	$71,259	$122,973
Non-GAAP Adjustments	378	1,313	1,282	180
Adjusted net income attributable to Steven Madden, Ltd.	$34,907	$49,773	$72,541	$123,153

GAAP diluted net income per share	$0.46	$0.62	$0.95	$1.55

Adjusted diluted net income per share	$0.47	$0.63	$0.96	$1.56

Table 5 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in 2023 outlook

	2023 Outlook
	Low End	High End

GAAP diluted net income per share	$2.38	$2.48
Non-GAAP Adjustments	0.02	0.02
Adjusted diluted net income per share	$2.40	$2.50

Non-GAAP Adjustments include the items below.

For the second quarter of 2023:

●	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with certain severances and termination benefits, included in operating expenses.

For the second quarter of 2022:

●	$1.8 million pre-tax ($1.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$0.1 million pre-tax ($0.04 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.

For the 2023 outlook:

●	$1.7 million pre-tax ($1.3 million after-tax) expense in connection with certain severances, termination benefits and a corporate office relocation, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com